GENERAL SERVICE AGREEMENT

THIS GENERAL SERVICE AGREEMENT (the “Agreement”) dated this 9th day of October 2021

BETWEEN:

All Your Foods USA INC of 8275 S Eastern Ave, Las Vegas, NV 89123, USA (the “Client”)

- AND -

Three Tomatoes Catering of 2520 W 29th Avenue Denver, CO 80211 (the “Contractor”).

BACKGROUND:

A.	The Client is of the opinion that the Contractor has the necessary qualifications, experience and abilities to provide services to the Client.

B.	The Contractor is agreeable to providing such services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Contractor (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

Services Provided

1.	The Client hereby agrees to engage the Contractor to provide the Client with services (the “Services”) consisting of:

●	Producing the individual meals via a purchase order for All Your Foods. See Exhibit A for list.

2.	The Services will also include any other tasks which the Parties may agree on. The Contractor hereby agrees to provide such Services to the Client.

Term of Agreement

3.	The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect until November 1, 2024, subject to earlier termination as provided in this Agreement. The Term of this Agreement will be automatically renewed at the end of the Term for 36 months unless terminated by either Party with written notice 180 days before November 1, 2024.

4.	In the event that either Party wishes to terminate this Agreement prior to November 1, 2024, that Party will be required to provide at least 180 days’ notice to the other Party.

Exclusivity

5.	The Client agrees that the Contractor shall have exclusivity to provide services (exhibit

A) in the State of Colorado. The Client shall also offer the Contractor exclusivity to provide services (exhibit A) in the states of Utah, Phoenix and New Mexico, and the Contractor shall provide acceptance of said services within 15 days of being offered. If the Contractor does not accept the offer to provide services in a specific state, then the Client will have the right to pursue other options.

Performance

6.	The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Currency

7.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in US Dollars.

Compensation

8.	For the services rendered by the Contractor as required by this Agreement, the Client will provide compensation (the “Compensation”) to the Contractor as follows:

Chickenlomein	$8.50
Grassfed Meatloaf	$9.50
Lambcurry meatballs	$9.50
Chickencacciatore	$8.50
Sausage andpeppers	$8.50
Sloppy joes	$9.50
Shrimpel Diablo	$9.50
Porklaab	$8.50
Bistrosteak	$9.90

●	The Client will provide the purchase order min 7 days before delivery. Once P.O. has been received from The Client and accepted, the Contractor will provide an invoice and The Client will submit prior to delivery. The Contractor will be responsible to deliver the orders to the customers at a starting rate of $10 per drop.

9.	The Compensation as stated in this Agreement does not include sales tax, or other applicable duties as may be required by law. Any sales tax and duties required by law will be charged to the Client in addition to the Compensation.

10.	Pricing may be subject to changes in the cost of goods and both Parties agree to review pricing on a quarterly basis.

Reimbursement of Expenses

11.	The Contractor will be reimbursed from time to time for all reasonable and necessary expenses incurred by the Contractor in connection with providing the Services hereunder.

12.	The Contractor will furnish vouchers to the Client for all such expenses.

Additional Resources

13.	The Client agrees to provide, for the use of the Contractor in providing the Services, the following resources:

●	All Your Foods will provide access to the ordering software for recipes, meal count numbers and sales information. All labels to be affixed on the individual meals also to be provided.

Confidentiality

14.	Both Parties agree that Confidential information (the “Confidential Information”) refers to any data or information relating to the business of either Party which would reasonably be considered to be proprietary to either Party including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of either Party and where the release of that Confidential Information could reasonably be expected to cause harm to either Party.

15.	Both Parties agree that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which either Party has obtained, except as authorized by either Party. This obligation will survive the expiration or termination of this Agreement and will continue for one (1) year from the date of such expiration or termination.

16.	All written and oral information and materials disclosed or provided by each Party to the other under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to either Party.

Non-Competition

17.	Both Parties agree that other than with the express written consent of either Party, which will not be unreasonably withheld, either Party will not be directly or indirectly involved with a business which is in direct competition with the particular business line of either Party, divert or attempt to divert from either Party any business either Party has enjoyed, solicited, or attempted to solicit, from other individuals or corporations, prior to the expiration or termination of this Agreement. This obligation will survive the expiration or termination of this Agreement and will continue for one (1) year from the date of such expiration or termination.

Non-Solicitation

18.	Both Parties understand and agree that any attempt on the part of either Party to induce other employees or contractors to leave either Party’s employ, or any effort by the Contractor to interfere with either Party’s relationship with its employees or other service providers would be harmful and damaging to either Party.

19.	Until this agreement expires or is terminated, Either Party will not in any way directly or indirectly:

a.	induce or attempt to induce any employee or other service provider of either Party to quit employment or retainer with either Party;

b.	otherwise interfere with or disrupt either Party’s relationship with its employees or other service providers;

c.	discuss employment opportunities or provide information about competitive employment to any of either Party’s employees or other service providers; or

d.	solicit, entice, or hire away any employee or other service provider of either Party.

Ownership of Materials and Intellectual Property

20.	All intellectual property and related materials (the “Intellectual Property”) including any related work in progress that is developed or produced under this Agreement, will be the sole property of each Party. The use of the Intellectual Property by either Party will not be restricted in any manner.

21.	Both Parties may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of either Party. The Parties will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Return of Property

22.	Upon the expiry or termination of this Agreement, both Parties will return to the other any property, documentation, records, or Confidential Information which is the property of the Party.

Capacity/Independent Contractor

23.	In providing the Services under this Agreement it is expressly agreed that the Contractor is acting as an independent contractor and not as an employee. The Contractor and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

24.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

a.	All Your Foods USA INC

8275 S Eastern Ave, Las Vegas, NV 89123, USA

Benny@allyourfoods.com

b.	Three Tomatoes Catering

2520 W 29th Avenue Denver, CO 80211

riccardo@threetomatoes.com

or to such other address as any Party may from time to time notify the other.

Indemnification

25.	Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

Force Majeure

26.	In no event shall the either Party be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each Party shall use reasonable efforts which are consistent with accepted practices in the food services industry to resume performance as soon as practicable under the circumstances.

Additional Clause

27.	There will be a 6 month probation period where either party can give 30 days notice to end the agreement without any legal recourse or penalty.

Legal Expenses

28.	In the event that legal action is brought to enforce or interpret any term of this Agreement, the prevailing Party will be entitled to recover, in addition to any other damages or award, all reasonable legal costs and fees associated with the action.

Modification of Agreement

29.	Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

30.	Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

31.	The Contractor will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

Entire Agreement

32.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Currency

33.	All currency in this Agreement is in US Dollars.

Enurement

34.	This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

Titles/Headings

35.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

36.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

37.	It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of Colorado, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

38.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

39.	The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 9th day of October, 2021.

All Your Foods USA INC

Per:
(Seal)

Three Tomatoes Catering

Per:
(Seal)